                                                                      Exhibit 2
                                                                    (Ex. 99.A2)

                       THE PAINEWEBBER PATHFINDERS TRUST,
                      TREASURY AND GROWTH STOCK SERIES 24


                         TRUST INDENTURE AND AGREEMENT


                          Dated as of January 26, 1999


                                 Incorporating


                     Standard Terms and Conditions of Trust
                           Dated as of July 1, 1997,


                                    Between


                           PAINEWEBBER INCORPORATED,
                                   as Sponsor


                                      and


                         INVESTORS BANK & TRUST COMPANY




                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of January 26, 1999 between PaineWebber Incorporated, as Sponsor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1997 between the parties hereto (hereinafter called the "Standard Terms and Conditions of Trust" or the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.


                        W I T N E S S E T H  T H A T :

         Whereas, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms and Conditions of Trust in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks, stripped United States Treasury obligations, or evidence thereof, and in certain cases, United States Treasury obligations and Restricted Securities as defined in the Standard Terms and Conditions of Trust; and

         WHEREAS, the parties now desire to create the Twenty-Fourth of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Standard Terms and Conditions of Trust.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Pathfinders Trust, which series shall be known and designated as "The PaineWebber Pathfinders Trust, Treasury and Growth Stock Series 24".

         A. The Securities deposited pursuant to Section 2.02 are set forth in Schedule A hereto.

         B. (1) The aggregate number of Units outstanding on the Initial Date of Deposit for this Series is 1,000,000.

         (2) The initial fractional undivided interest represented by each Unit of this series shall initially be 1/1,000,000th of the Trust Fund. A Certificate representing the total number of Units outstanding on the Initial Date of Deposit is being delivered by the Trustee to the Sponsor pursuant to
Section 2.03.

         C. The term "Record Date" shall mean March 31, 1999 and quarterly thereafter, except that with respect to a distribution required by Section 2.02
(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails and except that with respect to cash representing long-term capital gains held in the Capital Account the Record Date shall be each December 31.

         Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state purposes or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         D. The term "Distribution Date" shall mean the 20th day following the Record Date, commencing April 20, 1999.

         In the event a Special Record Date is declared, the Distribution Date shall also include such Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         E. The Discretionary Liquidation Amount shall be twenty per centum (20%) of the aggregate value of (i) the Securities originally deposited pursuant to Section 2.02 and (ii) any additional Securities deposited pursuant to Section 2.02(c).

         F. The Mandatory Termination Date shall be May 30, 2012. The date on which the Trustee shall begin to sell equity Securities in accordance with
Section 9.01 shall be May 1, 2012.

         G. The Trustee's annual compensation as referred to in Section 8.05 shall be $.00145 per Unit computed monthly based on the largest number of Units outstanding at any time during the preceding month.

         H. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units outstanding at any time during the calendar year.

         I. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.005 per Unit outstanding.

         J. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 1999, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 1999.

         K. The Sponsor's Initial Costs are estimated to be $.004 per Unit.

         L. The text of the Introduction shall be amended by deleting the word "and" prior to clause (x) and inserting the following text following the term "(x)":

            "the Sponsor's estimated Initial Costs amount, and (xi)"

         M. The definition of "Initial Costs" as set forth below shall be added to the definitions contained in Article I:

         "Initial Costs

            Shall have the meaning specified in Section 10.02(a)."

         N. Section 5.01 shall be amended by deleting in its entirety the text of clause (3) under the term "Deduct" and inserting the following text in its place:

         "cash allocated as of a date prior to the evaluation then being made for distribution and in accordance with the provisions of Section 10.02, the amounts allocated to the Sponsor for reimbursement of Initial Costs; and"

         O. Section 5.02 shall be amended by adding the following text to the first sentence of the second paragraph thereof after the word "Agreement":

         ", including, but not limited to, the expenses of the Trust as provided in Section 8.05 and the Initial Costs as provided in Section 10.02".

         P. Section 5.02 shall be amended by adding the following text to the last sentence of the second paragraph thereof prior to the word "first":

         "including, but not limited to, the expenses of the Trust as provided in Section 8.05 and the Initial Costs as provided in Section 10.02".

         Q. The text of Section 10.02 shall be deleted in its entirety and the following text shall be inserted in its place:

            "Initial Organizational and Offering Costs. (a) Subject to reimbursement as hereinafter provided, the initial costs incurred in connection with the organization and establishment of the Trust and the sale of Units (the "Initial Costs") shall be paid by the Sponsor, provided, however, that the liability on the part of the Sponsor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the Initial Date of Deposit. The Trustee shall pay to the Sponsor the Sponsor's reimbursable Initial Costs in the manner set forth in subsections 10.02(d) and 10.02(e) below; such reimbursement of Initial Costs shall be for the account of the Unitholders of record at the conclusion of the initial offering period and shall not be reflected in the computation of Unit Value prior thereto.

            (b) The Initial Costs paid by the Sponsor which are reimbursable to the Sponsor in accordance with this Section include, but are not limited to (1) the costs of the initial preparation, typesetting and execution of the registration statement, prospectuses (including preliminary prospectuses), the Indenture and other legal documents relating to the establishment of the Trust, and the costs of submitting such documents in electronic format to the Commission, (2) Commission and state
         Blue Sky registration fees for the initial registration of Trust Units, (3) the cost of the initial audit of the Trust, (4) the legal costs incurred by the Sponsor and the Trustee related to any and all of the foregoing, and (5) other out-of-pocket expenses related to any and all of the foregoing provided, however, that if so stated in the Prospectus for a Trust Fund, such Initial Costs shall not exceed the amount, if any, of the estimated costs per Unit set forth in the Prospectus.

            (c) Costs and expenses incurred in the marketing and selling of Trust Units, shall be paid for by the Sponsor but shall not be reimbursable to the Sponsor. Such costs and expenses include but are not limited to (1) those incurred in the printing of prospectuses (including preliminary prospectuses), (2) those incurred in the preparation and printing of brochures and other advertising or marketing materials, including any legal costs incurred in the review thereof, and (3) any other selling or promotional costs or expenses.

            (d) Promptly after the conclusion of the initial public offering period, upon written certification to the Trustee, the Sponsor shall receive reimbursement for any of the Initial Costs set forth in subsection (b), in the manner set forth in subsection 10.02(e) below.

            (e) Upon receipt of written certification from the Sponsor as set forth in subsection 10.02(d) the Trustee shall pay to the Sponsor from the assets of the Trust Fund, such Initial Costs. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 as of the date of such sale sufficient for reimbursement of Initial Costs and shall distribute the proceeds of the sale to or upon the order of the Sponsor, but only to the extent of the Initial Costs as set forth in the Sponsor's certification delivered in accordance with paragraph (d) above."

         R. To the extent that any provision of the Standard Terms conflicts or is inconsistent with Section 10.02 and the provisions relating thereto, the Standard Terms shall be amended to be in substantial conformity with such section and provisions.

         IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.


                                            PAINEWEBBER INCORPORATED
                                              as Depositor and Sponsor
SEAL

                                            By
                                              -----------------------------
                                              Senior Vice President
Attest:


-----------------------------
          Secretary

STATE OF NEW YORK)
                     :ss.:
COUNTY OF NEW YORK)


         On this 26th day of January, 1999 before me personally appeared Robert
E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            By
                                              ----------------------------
                                              Notary Public

                         INVESTORS BANK & TRUST COMPANY

SEAL


Attest:


                                            By
                                              -----------------------------
                                              Title:

-----------------------------
Title:

                                   SCHEDULE A


                       THE PAINEWEBBER PATHFINDERS TRUST
                      TREASURY AND GROWTH STOCK SERIES 24

                            SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, JANUARY 26, 1999



                                                                                        COST OF
                                                                                      SECURITIES
        NAME OF SECURITY            COUPON     MATURITY VALUE     MATURITY DATE       TO TRUST(2)
--------------------------------   --------   ----------------   ---------------   ----------------
U.S. Treasury Interest
 Payments (3) (52.03%) .........   0%            $1,000,000       May 15, 2012       $ 495,730.00

COMMON STOCKS (47.97%) (1)



                                                                           COST OF
                                                          NUMBER OF       SECURITIES
                    NAME OF ISSUER                          SHARES       TO TRUST(2)
------------------------------------------------------   -----------   ---------------
Aerospace/Defense (1.22%)
 United Technologies Corporation .....................       100        $  11,581.25
Automobile (1.15%)
 Ford Motor Company ..................................       180           11,002.50
Beverages (1.19%)
 The Coca-Cola Company ...............................       180           11,317.50
Chemicals (1.21%)
 E.I. du Pont de Nemours and Company .................       210           11,497.50
Computers -- Hardware/Software (4.73%)
 Hewlett-Packard Company .............................       160           11,420.00
 International Business Machines Corporation .........        61           11,036.25
 Microsoft Corporation* ..............................        70           11,331.25
 Oracle Corporation* .................................       220           11,233.75
Cosmetics & Toiletries (1.23%)
 The Procter & Gamble Company ........................       140           11,707.50
Diversified Manufacturing (1.17%)
 Tyco International Ltd. .............................       160           11,150.00
Electric (2.37%)
 Duke Energy Corporation .............................       180           11,418.75
 Emerson Electric Co. ................................       200           11,200.00
Electronics (1.23%)
 Intel Corporation ...................................        90           11,756.25
Financial Institutions/Banks (5.97%)
 BankAmerica Corporation .............................       170           10,996.88
 Bank One Corporation ................................       220           11,481.25
 Citigroup Inc. ......................................       210           11,169.38
 Fannie Mae ..........................................       160           11,580.00
 Wells Fargo Company .................................       320           11,600.00
Foods (2.42%)
 Safeway Inc.* .......................................       210           11,510.63
 Sara Lee Corporation ................................       460           11,528.75
Insurance (2.55%)
 American International Group, Inc. ..................       130           12,821.25
 The Allstate Corporation ............................       320           11,480.00
Medical Products & Instruments (1.17%)
 Medtronic, Inc. .....................................       160           11,180.00
Multimedia (2.40%)
 The Walt Disney Company .............................       330           11,529.96
 Time Warner Inc. ....................................       180           11,328.75
Networking Products (1.19%)
 Cisco Systems, Inc.* ................................       110           11,378.13

                       THE PAINEWEBBER PATHFINDERS TRUST
                      TREASURY AND GROWTH STOCK SERIES 24

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                AS OF INITIAL DATE OF DEPOSIT, JANUARY 26, 1999


                                                              COST OF
                                             NUMBER OF       SECURITIES
              NAME OF ISSUER                   SHARES       TO TRUST(2)
-----------------------------------------   -----------   ---------------
Oil (3.56%)
 Atlantic Richfield Company .............       190        $  11,198.13
 Exxon Corporation ......................       160           11,520.00
 Royal Dutch Petroleum Company+ .........       260           11,212.50
Pharmaceuticals (4.85%)
 Abbott Laboratories ....................       260           11,293.75
 Merck & Co., Inc. ......................        80           10,960.00
 Pfizer Inc. ............................       100           11,750.00
 Warner-Lambert Company .................       180           12,150.00
Retail--Building Products (1.17%)
 Lowe's Companies, Inc. .................       210           11,182.50
Retail--Discount (1.21%)
 Wal-Mart Stores, Inc. ..................       140           11,480.00
Telecommunications (4.80%)
 Bell Atlantic Corporation ..............       210           11,431.88
 Lucent Technologies Inc. ...............       110           11,220.00
 MCI WorldCom, Inc.* ....................       150           11,653.13
 SBC Communications Inc. ................       210           11,405.63
Tobacco (1.18%)
 Philip Morris Companies Inc. ...........       240           11,265.00
                                                           ------------
   TOTAL COMMON STOCKS ..................                  $ 456,960.00
                                                           ------------
   TOTAL INVESTMENTS ....................                  $ 952,690.00
                                                           ============

----------
(1)   All Securities are represented entirely by contracts to purchase
      Securities.

(2) Valuation of Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit. The bid side evaluation of the Treasury Obligations on the business day prior to the Initial Date of Deposit was $494,440.00.

(3) This security does not pay interest. On the maturity date thereof, the entire maturity value becomes due and payable. Generally, a fixed yield is earned on such security which takes into account the semi-annual compounding of accrued interest. (See "The Trust" and "Federal Income Taxes" herein.)

(4)   The gain to the Sponsor on the Initial Date of Deposit is $121.

*     Non-income producing.

+ These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special
      Considerations.")


                                       31